UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2015

McGRAW HILL FINANCIAL INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 512-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2015, McGraw Hill Financial, Inc. (the “Company”) announced that Robert MacKay will serve as the Company’s new Senior Vice President and Corporate Controller of the Company, effective May 1, 2015. Mr. MacKay will also serve as the Company’s principal accounting officer. In addition to his base salary, Mr. MacKay will be entitled to participate in the Company’s Key Executive Short-Term Incentive Compensation Plan (under which, for performance year 2015, he will receive a guaranteed bonus opportunity of $340,000) and the Company’s Long-Term Incentive Plan (under which he will receive a one-time special equity award with a value of $800,000 to replace a portion of the awards forfeited from his former employer). Mr. MacKay will also receive a sign-on bonus in cash of $100,000.

Effective May 1, 2015, Emmanuel Korakis, who has served as the Company’s Corporate Controller and principal accounting officer, will no longer serve as the principal accounting officer, and will take on the role as Senior Vice President, Chief Financial Officer of S&P Dow Jones Indices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRAW HILL FINANCIAL, INC.

Date: April 20, 2015	By:	/s/ Scott L. Bennett
Name: Scott L. Bennett Title: Senior Vice President, Associate General Counsel and Secretary